Exhibit 10.1

June 26, 2013

Dear :

This letter agreement (the “Letter Agreement”) amends and restates in its entirety that certain Agreement dated May 31, 2013 between you and AVRA Surgical Robotics, Inc. (the “Company”, collectively, the “Parties”). This Letter Agreement will confirm the understanding and agreement between the Parties regarding the consulting services that you are contributing to help develop the surgical robotic and cardiovascular disease system of the Company for procedures in the field of cardiology.

You have built a medical organization with first class facilities and staff.  You agree to contribute you and your organization to the following extent:

1.           You will provide consulting services (the “Consulting Services”) to the Company on general medical business matters for the eighteen (18) month period commencing upon the execution of this Letter Agreement, assisting the Company with clinical research into cardiology and surgical procedures that need to be developed and approved for the Company’s surgical robotic system. You agree to be personally involved in the management of the staff that will develop these procedures and will represent the Company in interfacing on cardiology and cardiac matters with its engineering and medical teams, as well as regulatory authorities, in the United States.

2.           In consideration for providing the Consulting Services, the Company will issue 42,500 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) to you or your designee within five (5) business days of the execution of this Letter Agreement.

3.           In addition, within five (5) business days of the Commencement Date, the Company will issue, to you or your designee, a warrant (the “Warrant”, together with the Shares, the “Securities”), substantially in the form attached hereto as Exhibit A, to purchase 150,000 shares of its Common Stock (the “Warrant Shares”). The Warrant will provide that you or your designee may purchase shares of the Company’s Common Stock for $5.00 per share until December 31, 2015, when the Warrant shall expire.

4.           The Parties acknowledge that the details of the clinical and medical facilities and services that you will provide cannot be further defined at this time, except to state that the goal is to obtain certification by the U.S. Food and Drug Administration with respect to procedures to be performed by the Company’s surgical robotic system in the field of cardiology.

5.           You represent and warrant to the Company, as follows:

a. Authorization.  You have the full power and authority to enter into this Letter Agreement, to perform your obligations hereunder and to consummate the transactions contemplated hereby.  This Letter Agreement constitutes your valid and legally binding obligation, enforceable in accordance with its respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Letter Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which you are a party or by which you are bound.

b. Investment.  You are acquiring the Securities solely for investment and for your own account, not as a nominee or agent, and not with a view to the resale or distribution thereof.  You have no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of any of the Securities or the Warrant Shares and you have no plans to enter into any such agreement or arrangement.

c. Accredited Purchaser.  You are an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and have truthfully and accurately completed the Accredited Investor Questionnaire attached to this Letter Agreement as Exhibit B and will submit to the Company such further assurances of such status as may be reasonably requested by the Company. You represent to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering and sale of the Securities.

d. Adequate Information. You and your attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, this Letter Agreement, the Securities, and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of you and your Advisors, if any. You also acknowledge that the Company may repurchase or issue and sell shares of the Common Stock of the Company at a per share purchase price that may be less than or greater than the value represented by the Securities and you have had the opportunity to consult with your Advisors with respect to the tax implications regarding the purchase of the Securities.

e. Non-Reliance. In evaluating the suitability of an investment in the Company, you have not relied upon any representation or other information (oral or written) other than as stated in this Letter Agreement or as contained in documents so furnished to you or your Advisors, if any, by the Company in writing. You are not relying on the Company, or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in any the Securities and you have relied on the advice of, or have consulted with, only your own Advisors.

f.   No General Solicitation. You are unaware of, are in no way relying on, and did not agree to accept the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with an offering and sale of the Securities and are not accepting the Securities as a result of any seminar or meeting to which you were invited by, or any solicitation of a subscription by, a person not previously known to you in connection with investments in securities generally.

g. Investor Suitability. You understand and agree that acceptance of the Securities is a high risk investment and you are able to afford an investment in a speculative venture having the risks and objectives of the Company and have adequate means of providing for your current financial needs and foreseeable contingencies and have no need for liquidity from your investment in the Securities for an indefinite period of time.  You must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  The investment is a suitable one for you.

i. Brokers or Finders. You have taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Letter Agreement or the transactions contemplated hereby.

j. Restricted Securities. None of the Securities are registered under the Securities, or any state securities laws. You acknowledge that the Securities, and upon exercise of the Warrant, the Warrant Shares, have not been recommended by any US Federal or State securities commission or regulatory authority and have not confirmed the accuracy or determined the adequacy of this Letter Agreement. You understand that the issuance of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and, if deemed advisable by the Company, the provisions of Regulation D promulgated thereunder, based, in part, upon your representations, warranties and agreements contained in this Letter Agreement. You understand that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

k. Legend.  The certificates representing the Securities shall be endorsed with the legend in substantially the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

My colleagues and I look forward to working with you.

Very truly yours,

AVRA SURGICAL ROBOTICS, INC.

By: /____________________________
Barry F. Cohen
Chairman and CEO

EXHIBIT A

Form of Warrant

EXHIBIT B

Accredited Investor Questionnaire